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                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D.C. 20549


                                                              ------------


                                                               FORM 8-K

                                           Current Report Pursuant to Section 13 or 15(d) of
                                                  the Securities Exchange Act of 1934

                                  Date of Report (Date of earliest event reported): December 15, 2006

                                                           Youbet.com, Inc.

                                               ----------------------------------------------

                                          (Exact name of registrant as specified in its charter)


                       Delaware                                   0-26015                               95-4627253

                   -----------------                          ---------------                       ------------------
                   (State or other                             (Commission File                     (I.R.S. Employer
                    jurisdiction of                             Number)                              Identification No.)
                    incorporation)



                                      5901 De Soto Avenue,                                  91367
                                  Woodland Hills, California

                                --------------------------------                         ------------
                            (Address of principal executive offices)                     (Zip Code)


                                                               (818) 668-2100
                                                          -----------------------


                                            (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events.

On December 15, 2006, Youbet agreed to sell up to 6.2 million shares of its common stock for $3.25 per share in a registered direct offering.  This offering is pursuant to Youbet's effective universal shelf registration statement (SEC file no. 333-126131), and a final prospectus relating to this offering was filed pursuant to Rule 424(b)(5) on December 18, 2006 . Youbet's press release announcing the offering is being filed as Exhibit 99.1 to  this report and is incorporated herein and by reference.

Item 9.01.        Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibits:

                           99.1     Press release, dated December 18, 2006.





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                                                               SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                                        YOUBET.COM, INC.



Date: December 18, 2006                                            By: /s/ Gary W. Sproule
                                                                       --------------------------------
                                                                       Gary W. Sproule
                                                                       Chief Financial Officer

                                                                                                                EXHIBIT 99.1

                                                             [YOUBET LOGO]


FOR IMMEDIATE RELEASE

                                              YOUBET ANNOUNCES $20 MILLION STOCK OFFERING

Woodland Hills, CA, December 18, 2006 - Youbet.com, Inc. (NASDAQ:UBET) announced today that it has agreed to sell 6.2 millions shares of its common stock at a price of $3.25 per share.  Net proceeds of this financing, after placement agent fees and estimated offering expenses, of approximately $18.5 million, will be used to fund the company's payment obligations under the $10.2 million in promissory notes (subject to the right of set-off and other terms of the notes) issued in connection with Youbet's February 2006 acquisition of United Tote and for general corporate purposes, including any "make-whole" payments related to the United Tote acquisition.  The offering is subject to customary closing conditions and is expected to close on December 20, 2006.

ThinkEquity Partners LLC acted as the placement agent in connection with the offering.  The shares will be issued directly to investors under Youbet's $50 million shelf registration statement which was declared effective by the Securities and Exchange
Commission on July 1, 2005.  A final prospectus supplement related to this offering was filed today with the Securities and
Exchange Commission.

Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary.  Youbet.com's International Racing Group subsidiary is the only pari-
mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

Youbet.com's website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide.  Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products.  Youbet.com's Players TrustSM revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.  The Youbet Advantage(TM) Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market; and Youbet's play-for-points racing education website - www.Youbet.net - is helping to attract new fans to racing.  More information on Youbet.com can be found at www.youbet.com


For further information contact:

Company                                             Media                              Investor Relations
Gary Sproule                                        Hud Englehart                      Richard Land, Dave Jacoby
Chief Financial Officer                             Beacon Advisors                    Jaffoni & Collins
Youbet.com, Inc.                                    312/222-5801                       212/835-8500
818/668-2100                                                                           ubet@jcir.com


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